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[GRAPHIC OMITTED]
   A I R N E T                                             FOR IMMEDIATE RELEASE

                                  EXHIBIT 99.1

AIRNET COMMUNICATIONS ANNOUNCES SECOND QUARTER RESULTS
------------------------------------------------------

COMPANY REPORTS SECOND CONSECUTIVE QUARTER OF POSITIVE CASH FLOW

Melbourne, FL, July 30, 2002 - AirNet Communications Corporation (NASDAQ: ANCC) today announced financial results for the second quarter ended June 30, 2002.

The Company reported net revenue of $7.2 million in the second quarter, compared to $6.5 million in the first quarter of 2002 and $1.9 million in the second quarter of 2001. Gross profit for the quarter was $1.8 million dollars compared to $1.9 million dollars in the first quarter of 2002 and a loss of ($9.3) million dollars in the second quarter of 2001. The Company reported an operating loss for the second quarter of $4.2 million, compared to a loss of $4.3 million in the first quarter of 2002 and a loss of $27.8 million in the second quarter of 2001. The net loss for the second quarter was $5.2 million, or $0.22 per basic and diluted share, compared to a net loss of $5.2 million or $0.22 per basic and diluted share in the first quarter of 2002 and $28.1 million or $1.18 per basic and diluted share in the second quarter of 2001.

Sequential quarterly improvement in revenue reflects sales to domestic customers and TECORE Wireless Systems. The change in gross profit margin over the prior year's quarter is attributable to reduced manufacturing labor and support costs, a significant reduction in warranty expenses, and a write-down of inventory during the second quarter of 2001. Cash flow, excluding financing activities of the Company, has improved from a use of cash during the second quarter of 2001 of $5.8 million per month to generating an average of $0.1 million of cash per month during the same period in 2002. The operating expense reduction, reduction in capital spending, revenue from existing inventory and increased customer deposits made major contributions to this improvement in cash flow.

"The second quarter was another outstanding quarter for AirNet," said Glenn Ehley, President and Chief Executive Officer of AirNet. "Revenue, gross margins, operating expenses, and cash flow have dramatically improved compared to our results in the same period last year. These improvements are directly attributable to our restructuring efforts, our ability to sell inventory, and our focus on near term revenue opportunities. However, it still remains a challenging economic environment for wireless suppliers."

MAJOR EVENTS IN THE SECOND QUARTER INCLUDE:

- Increased revenue in the second quarter of 2002 by more than 10% over the first quarter of 2002 and by 279% over the second quarter of 2001 to $7.2 million marking the fourth consecutive quarter of revenue growth. Revenue for the first six months of 2002 is $13.7M representing a 65% increase over revenue in the same period one year ago.

- Significantly improved cash flow excluding financing activities from ($17.5) million in the second quarter of 2001 to $0.35 million in the second quarter of 2002. This is a $17.9 million improvement in quarterly cash outflow.

- Significantly improved cash flow excluding financing activities from ($36.6) million in the first six months of 2001 to $3.8 million in the first six months of 2002. This is a $40.4 million improvement in cash flow on a semi-annual, year over year basis.

- Excluding the inventory write-off in the second quarter of 2001, increased gross margins from (123.3%) to 24.8% in the second quarter of 2002. Margins improved from (26.5%) for the first six months of 2001 to 27.2% for the first six months of 2002.

- Reduced the EPS loss 81.4% from ($1.18) in the second quarter of 2001 to ($0.22) for the second quarter of 2002. For the first six months of 2002 EPS was ($0.44) compared to ($1.78) in the same period one year ago.

Per share amounts for the 2002 and 2001 results were based on 23.8 million weighted average shares and exclude shares issuable upon the conversion of the Series B convertible preferred stock and other convertible securities, since their effect is anti-dilutive.

CONFERENCE CALL

The Company will hold a conference call today, July 30, 2002 at 5:30 p.m. (ET) to discuss the second quarter results and other recent developments. The dial-in number for the conference call is (785) 832-1077, Conference ID: AIRNET. A replay of the conference call will be available beginning today at 8 p.m. (ET) until 12:00 a.m. (ET) on Tuesday, August 6, 2002. The replay number for the conference call is (402) 530-9311.

ABOUT AIRNET

         AirNet Communications Corporation is a leader in wireless base stations and other

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telecommunications equipment that allow service operators to cost-effectively and simultaneously offer high-speed wireless Internet and voice services to mobile subscribers. AirNet's patented broadband, software-defined AdaptaCell(R) base station solution provides a high-capacity base station with a software upgrade path to the wireless Internet. The Company's AirSite(R) Backhaul Free(TM) base station carries wireless voice and data signals back to the wireline network, eliminating the need for a physical backhaul link, thus reducing operating costs. AirNet has 70 patents issued or filed and has received the coveted World Award for Best Technical Innovation from the GSM Association, representing over 400 operators around the world. More information about AirNet may be obtained by calling 321.984.1990, or by visiting the AirNet Web site at www.airnetcom.com.

FOR MORE INFORMATION:

AirNet Contact:
Stuart Dawley
Investor Relations Officer
+1 321-953-6780
sdawley@airnetcom.com

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

The statements contained in this press release that are not historical information are forward-looking statements that relate to future events or our future financial performance, including statements regarding our expectations, beliefs, plans, estimates, intentions or strategies for the future. Forward looking statements include statements regarding the transition and evolution to high-speed data and wireless Internet services, future sales to customers and customer deployment plans. All forward-looking statements included in this release are based upon information available to AirNet Communications Corporation as of the date hereof and we assume no obligation to update any such forward-looking statements. Forward-looking statements involve risks and uncertainties, which could cause our actual results to differ materially from those projected. Potential risks and uncertainties include, but are not limited to, our limited customer base, including concentration of sales with one customer in particular, may cause cash flow issues, competitive pressures may reduce gross margins, we may not be able to support developing wireless standards and protocols, we may not be able to develop new products and features, we may not be able to continue as a going concern without sufficient new sales and/or new capital, and we don't expect cash flow to be positive in the third and fourth quarters of this year. These and other risks are discussed in Company filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2001.

AirNet(R), AdaptaCell(R) and AirSite(R) are registered trademarks with the U.S. Patent and Trademark Office. The stylized AirNet mark, Super Capacity(TM), Backhaul Free(TM), and We're Ready for Anything(TM) are trademarks of AirNet Communications Corporation. Other names are registered trademarks or trademarks of their respective companies or organizations.



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                              FINANCIAL STATEMENTS
      (ALL NUMBERS IN $000'S EXCEPT PER SHARE DATA AND SHARES OUTSTANDING.)
               (ALL FINANCIAL INFORMATION INCLUDED IS UNAUDITED.)

                        CONDENSED STATEMENT OF OPERATIONS

                                                              For the three months ended          For the six months ended
                                                                        June 30,                         June 30,
                                                             -----------------------------     -----------------------------
                                                                  2002            2001             2002             2001
                                                             ------------     ------------     ------------     ------------
NET REVENUES                                                 $      7,210     $      1,886     $     13,720     $      8,280
COST OF REVENUES                                                    5,419            4,212            9,983           10,476
WRITE-DOWN OF OBSOLETE AND ALLOWANCE FOR EXCESS INVENTORY              --            7,012               --            6,836
                                                             ------------     ------------     ------------     ------------
    Gross profit                                                    1,791           (9,338)           3,737           (9,032)
OPERATING EXPENSES:
    Research and development                                        3,210            9,663            6,642           18,319
     Sales and marketing                                            1,450            4,653            2,962            8,826
    General and administrative                                      1,308            4,150            2,588            6,322
                                                             ------------     ------------     ------------     ------------
           Total costs and expenses                                 5,968           18,466           12,192           33,467
                                                             ------------     ------------     ------------     ------------
LOSS FROM OPERATIONS                                               (4,177)         (27,804)          (8,455)         (42,499)
TOTAL OTHER INCOME (EXPENSE)                                           66              231              194              591
                                                             ------------     ------------     ------------     ------------
NET LOSS BEFORE EXTRAORDINARY ITEMS                                (4,111)         (27,573)          (8,261)         (41,908)
EXTRAORDINARY GAIN ON VENDOR SETTLEMENTS                               30               --               30               --
                                                             ------------     ------------     ------------     ------------
NET LOSS                                                           (4,081)         (27,573)          (8,231)         (41,908)
ACCRETION OF DISCOUNT - REDEEMABLE PREFERRED STOCK                   (483)            (199)            (939)            (199)
PREFERRED DIVIDENDS                                                  (600)            (300)          (1,200)            (300)
                                                             ------------     ------------     ------------     ------------

NET LOSS ATTRIBUTABLE TO COMMON SHAREHOLDERS                       (5,164)         (28,072)         (10,370)         (42,407)
                                                             ============     ============     ============     ============
NET LOSS PER SHARE ATTRIBUTABLE TO
COMMON SHAREHOLDERS- Basic and diluted                       $      (0.22)    $      (1.18)    $      (0.44)    $      (1.78)
                                                             ============     ============     ============     ============
WEIGHTED AVERAGE SHARES OUTSTANDING - Basic and diluted        23,810,068       23,786,968       23,800,014       23,779,794
                                                             ============     ============     ============     ============

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                                CASH FLOW SUMMARY

                                                 For the three months ended    For the six months ended
                                                          June 30,                     June 30,
                                                 --------------------------    ------------------------
                                                    2002            2001          2002           2001
                                                  --------        --------      --------       --------
CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES    $    360       $(15,667)    $  3,850       $(32,930)
CASH PROVIDED (USED) BY INVESTING ACTIVITIES            (12)        (1,853)         (27)        (3,691)
CASH PROVIDED (USED) BY FINANCING ACTIVITIES              5         29,229         (135)        27,617
                                                   --------       --------     --------       --------
NET CHANGE IN CASH                                 $    353       $ 11,709     $  3,688       $ (9,004)
                                                   ========       ========     ========       ========

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                 CONDENSED BALANCE SHEET

                                                                          As of
                                                              June 30, 2002    Dec. 31, 2001
                                                             --------------    -------------
ASSETS
    Cash and cash equivalents                                $        8,390    $       4,702
    Accounts receivable - net                                         3,869            5,796
    Inventories                                                      16,538           21,871
    Notes receivable                                                      -              775
    Other current assets                                              1,388            1,880
                                                             --------------    -------------
    TOTAL CURRENT ASSETS                                             30,185           35,024
    PROPERTY AND EQUIPMENT, NET                                       9,405           11,498
    OTHER LONG-TERM ASSETS                                            3,582            3,353
                                                             --------------    -------------
    TOTAL ASSETS                                             $       43,172    $      49,875
                                                             ==============    =============
LIABILITIES AND STOCKHOLDERS' EQUITY
    Accounts payable                                         $        4,012    $       5,224
    Accrued expenses                                                  3,387            2,817
    Current portion of capital lease obligations                        134              367
    Customer deposits                                                 4,295              548
    Deferred revenues                                                 1,481            2,637
                                                             --------------    -------------
    TOTAL CURRENT LIABILITIES                                        13,309           11,593
    TOTAL LONG-TERM LIABILITIES                                       4,402            3,570
    Redeemable convertible preferred stock (liquidation
    value of $60,000,000 plus accrued dividends)                     17,282           16,344
    TOTAL STOCKHOLDERS' EQUITY                                        8,179           18,368
                                                             --------------    -------------
    TOTAL LIABILITIES & STOCKHOLDERS' EQUITY                 $       43,172    $      49,875
                                                             ==============    =============



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